UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2004

AstroPower, Inc

(Exact name of registrant as specified in its charter)

Delaware

000-23657

51-0315860

(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.)

110 West 9th Street #453, Wilmington, Delaware

19801

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(302) 575-7302

ITEM 5.  OTHER EVENTS

AstroPower, Inc. (OTC: APWR.PK) announced that the US Bankruptcy Court presiding over AstroPower’s Chapter 11 proceeding approved AstroPower’s participation in the disposition by an AstroPower subsidiary of 100% of the share capital of Aplicaciones Tecnicas de la Encergia, S.L.(Atersa) its Spanish operations to Elecnor, S.A.., (Elecnor) a Spanish Corporation on July 12, 2004. The sale closed on July 14, 2004 in Madrid Spain. The sale price was 3.0 million euros.

This transaction completes the sale of substantially all of the assets of AstroPower Inc. and its nondebtor subsidiaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AstroPower, Inc.
(Registrant)

Date: August 4, 2004	By:	/s/ Carl H. Young III
Carl H. Young III
Interim Chief Executive Officer